Exhibit 10.63

DATED
19 October 2016
SETTLEMENT AGREEMENT AND RELEASE

between

NEUROVIVE PHARMACEUTICAL AB

AND

ARBUTUS BIOPHARMA CORPORATION

CONTENTS

CLAUSE

1.	Definitions and interpretation.................................................................... 2

2.	Consideration............................................................................................. 2

3.	License....................................................................................................... 2

4.	Release....................................................................................................... 3

5.	Agreement not to sue.................................................................................3

6.	Co-Operation..............................................................................................3

7.	Costs.......................................................................................................... 4

8.	Warranties and authority.............................................................................4

9.	No admission..............................................................................................4

10.	Severability.................................................................................................4

11.	Entire agreement.........................................................................................4

12.	Governing law and jurisdiction...................................................................4

13.	Counterparts................................................................................................5

14.	Variation ......................................................................................................5

THIS SETTLEMENT AGREEMENT is dated      October 2016
PARTIES

(1)	NEUROVIVE PHARMACEUTICAL AB, a company organized under the laws of Sweden, with an office in Medicon Village Scheelevägen 2, 223 81 Lund, Sweden (“NeuroVive”); and

(2)
ARBUTUS BIOPHARMA CORPORATION, a company organized under the laws of British Columbia, Canada with an office at 100 - 8900 Glenlyon Parkway Burnaby, British Columbia Canada V5J 5J8 and its Affiliates (collectively “Arbutus”).

Together the “Parties”

BACKGROUND
A dispute has arisen between the Parties concerning a License Agreement entered into by and between Neurovive and Arbutus’ predecessor-in-interest Oncor Biopharma, Inc., dated September 8, 2014 (the “License Agreement”). For the avoidance of doubt, the Parties acknowledge that the License Agreement remained in force between the NeuroVive and Arbutus after 2015, and continued to bind NeuroVive and Arbutus prior to the dispute as set forth below.
The issues in dispute between the Parties have been set out in correspondence, meetings and telephone conversations between the Parties. Specifically, the issues in dispute are:

(1) Arbutus’ predecessor-in-interest OnCore Biopharma Inc’s merger with a subsidiary of Arbutus on or about 4 March 2015 and subsequent public offering of shares with respect to the remuneration provision of Article 7.2 of the License Agreement;
(2) the purported termination of the License Agreement by Arbutus on 27 June 2016; and
(3) the costs which have arisen in respect of patent applications required for the Licensed Product which is the subject of the License Agreement.
Together the “Dispute”.
The Parties have settled their differences and have agreed terms for the full and final settlement of the Dispute and wish to record those terms of settlement, on a binding basis, in this Settlement Agreement (the “Settlement Agreement”).

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION
Save as specified below, terms used in this Settlement Agreement have the same meaning as those defined in the License Agreement.
Affiliates: means with respect to any Person, any Person directly or indirectly controlled by, controlling or under common control with such Person. For the purposes of this definition, “control” shall mean direct or indirect beneficial ownership of 50% or greater interest in the voting power of such Person or such other relationship as in fact constitutes actual control.

2.	CONSIDERATION

2.1	In consideration of the Parties entering into this Settlement Agreement:

2.1.1	The Licence Agreement will terminate on the date of this Settlement Agreement and shall be of no further effect and the terms set out at paragraph 3 of this Settlement Agreement shall apply; and

2.1.2
Ownership of all the remaining produced batches of the material, as well as raw material, specified at Schedule 1 will transfer to NeuroVive (the “Material”) and Arbutus will provide such Material to NeuroVive in accordance with Schedule 1 within 21 days of the date of this Settlement Agreement. For the avoidance of doubt, no payment will be made by NeuroVive to Arbutus for the Material. The Material in Schedule 1 that is to be sent to NeuroVive shall be sent to Isomerase Technology Ltd, Science Village, Chesterford Research Park, Cambridge, CB10 1XL, United Kingdom (Contact – Steven Moss) by UPS or Fedex. Arbutus will make all arrangements for, and be responsible for, delivery to NeuroVive. If any difficulty in transport and delivery arises, Arbutus is to take the necessary steps to resolve those difficulties and Arbutus will keep NeuroVive fully and immediately informed. Arbutus will arrange an insurance for the delivery. The costs of insuring and delivering the Material to NeuroVive will be met by NeuroVive.

2.2	The Parties hereby confirm and acknowledge the consideration above as adequate.

3.	LICENSE

3.1
Arbutus hereby grants to NeuroVive an exclusive worldwide license in the Field, with the right to sublicense, and agrees to promptly transfer to NeuroVive, or its Affiliates as requested by NeuroVive, and NeuroVive shall assume and thereafter be fully responsible and liable for all of Arbutus’ right, title and interest in and to all Licensed Products in its inventory and all unused samples of the Licensed Product and all API then in possession or control of Arbutus. Any physical delivery required is to be effected in accordance with the provisions of clause 2.1.

3.2
NeuroVive may elect to have any agreements to which Arbutus is a party providing solely for Development, Commercialization or Manufacturing services for the Licensed Product(s) anywhere in the world, such as contract research organization contracts and contract manufacturing organization contracts, assigned to NeuroVive to the extent permitted by such agreements and not cancelled, and thereafter NeuroVive shall indemnify and hold harmless Arbutus from any liabilities arising under such agreements from and after the applicable date of assignment and assumption, except to the extent caused by Arbutus’ actions.

4.	RELEASE

4.1
This Settlement Agreement is in full and final settlement of, and each party hereby releases and forever discharges, all and/or any actions, claims, rights, demands and set-offs arising before the date of this Settlement Agreement, whether in this jurisdiction or any other, whether or not presently known to the parties or to the law, and whether in law or equity, that it, its Affiliates or any of them ever had, may have or hereafter can, shall or may have against the other party or any of its Affiliates including, but not limited to, those relating to:

(a)	the License Agreement;

(b)	the Dispute;

(c)	any other matter arising out of or connected with the relationship between the Parties.
(Collectively the “Released Claims”)

5.	AGREEMENT NOT TO SUE

5.1
Each party agrees, on behalf of itself and on behalf of its Affiliates not to sue, commence, prosecute or cause to be commenced or prosecuted against the other party or its Affiliates any action, suit or other proceeding concerning the Released Claims, in this jurisdiction or any other by either of the Parties, Affiliates, or any other third parties.

5.2	For the avoidance of doubt, clauses 3 and 5.1 do not apply to any claim arising out of or in connection with the obligations of the Parties contained in this Settlement Agreement.

6.	CO-OPERATION

6.1
The Parties shall deliver or cause to be delivered such instruments and other documents at such times and places as are reasonably necessary or desirable, and shall take any other action reasonably requested by the other Party for the purpose of putting this Settlement Agreement into effect and/or in defending or pursuing any action necessary in respect of the Materials and/or the Licence Agreement.

7.	COSTS

7.1	The Parties shall each bear their own legal costs in relation to the Dispute and this Settlement Agreement.

8.	WARRANTIES AND AUTHORITY

8.1	Each party warrants and represents that it has not sold, transferred, assigned or otherwise disposed of its interest in the Released Claims.

8.2
Each party warrants and represents to the other with respect to itself (and, for the avoidance of doubt, in the case of Arbutus Biopharma Corporation, its Affiliates) that it has the full right, power and authority to execute, deliver and perform this Settlement Agreement.

9.	NO ADMISSION

9.1	This Settlement Agreement is entered into in connection with the compromise of the Dispute and the Released Claims. It is not, and shall not be represented or construed by the Parties as, an admission of liability or wrongdoing on the part of either party to this Settlement Agreement or any other person or entity.

10.	SEVERABILITY

10.1
If any provision of this Settlement Agreement is found to be void or unenforceable, that provision shall be deemed to be deleted from this Settlement Agreement and the remaining provisions of this Settlement Agreement shall continue in full force and effect and the Parties shall use their respective reasonable endeavours to procure that any such provision is replaced by a provision which is valid and enforceable, and which gives effect to the spirit and intent of this Settlement Agreement.

11.	ENTIRE AGREEMENT

11.1	This Settlement Agreement constitutes the entire understanding and agreement between the Parties in relation to the subject matter of this Settlement Agreement.

11.2
Each party acknowledges that it has not entered into this Settlement Agreement in reliance wholly or partly on any representation or warranty made by or on behalf of the other party (whether orally or in writing) other than as expressly set out in this Settlement Agreement .

12.	GOVERNING LAW AND JURISDICTION

12.1
This Settlement Agreement shall be governed by, and construed in accordance with, the law of England and Wales. Any dispute arising out of or in connection with, or concerning the carrying into effect of, this Settlement Agreement shall be subject to the exclusive jurisdiction of the courts of England and Wales, and the Parties hereby submit to the exclusive jurisdiction of those courts for these purposes.

12.2
The Parties hereby (a) consent to service of process in any action between the Parties arising in whole or in part under or in connection with this Settlement Agreement in any manner permitted by the laws of England and Wales, (b) agreed that service of process made in accordance with clause (a) or made by registered post at its address specified below shall constitute good and valid service of process in any such action and (c) waives and agrees not to assert (by way of a claim, as a defence or otherwise) in any such action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process:

If to NeuroVive:        CEO
NeuroVive Pharmaceutical AB
Medicon Village
Scheelevagen
223 81 Lund
Sweden

With a copy (which shall
not constitute notice) to:        CEO
NeuroVive Pharmaceutical AB
Karolinska Institutet Science Park
Fogdevreten 2
SE-171 65 Solna
Sweden

If to Arbutus:            CEO
Arbutus Biopharma Corporation
100 - 8900 Glenlyon Parkway Burnaby
British Columbia, Canada V5J 5J8

13.	COUNTERPARTS

13.1
This Settlement Agreement may be signed in any number of counterparts, each of which, when signed, shall be an original and all of which together evidence the same agreement. For the purposes of completion, faxed or emailed signatures by the Parties shall be binding.

14.	VARIATION

14.1	Any variation of this Settlement Agreement must be in writing and signed by or on behalf of each party.

This Settlement Agreement has been entered into on the date stated at the beginning of it.

Signed by for and on behalf of NEUROVIVE PHARMACEUTICAL AB	/s/ Erik Kinnman ....................................... Erik Kinnman, CEO

Signed by for and on behalf of ARBUTUS BIOPHARMA CORPORATION and its Affiliates	/s/ Mark J. Murray ....................................... Mark J. Murray, President and CEO

SCHEDULE 1

Material	Lot#	Current location	Ship to	Preferred Courier
NV556 API	13-147MMV944-94-1-2	ChemConnection	Isomerase	UPS or Fedex
	13-147FV1115-31-6	ChemConnection	Isomerase	UPS or Fedex
	13-147D1501/RE0180A&B	ChemConnection	Isomerase	UPS or Fedex
	RE0180A	ChemConnection	Isomerase	UPS or Fedex
	RE0180B	ChemConnection	Isomerase	UPS or Fedex
	ARB-000030-5	Arbutus	Isomerase	UPS or Fedex
	ARB-000030-6	Arbutus	Isomerase	UPS or Fedex
	ARB-000030-8	Arbutus	Isomerase	UPS or Fedex
	ARB-000030-9	Arbutus	Isomerase	UPS or Fedex
	FV1115-67-3	Alcami	Isomerase	UPS or Fedex
	FV1115-70-3	Alcami	Isomerase	UPS or Fedex
	JBO211 (C t/m F)	Alcami	Isomerase	UPS or Fedex

FS55 - NV457	20150718	Alcami	Remain at Alcami
	20150730	Alcami	Remain at Alcami
	20150816	Alcami	Remain at Alcami
	20150822	Alcami	Remain at Alcami
	20150915	Alcami	Remain at Alcami

FS55 - NV496	20150718	Alcami	Remain at Alcami
	20150731	Alcami	Remain at Alcami
	20150916	Alcami	Remain at Alcami

Resin-bound FS55	2015-10B	Enzyme Works	NVP to instruct Enzyme Works on use

FS45 chiral amino acid	CQS20150605	Chiral Quest	Remain at ChiralQuest

FS-51 oxazinane	RI-FS51	Alcami	Remain at Alcami

any un-used raw material or reagent related to the manufacture of NV556 or the fermentation derived precursor NV457	Concord Biotech or Alcami	Remain at Concord Biotech or Alcami respectively

Isomerase Technology Ltd (‘Isomerase’)
Science Village
Chesterford Research Park
Cambridge
CB10 1XL
United Kingdom
Contact – Steven Moss

Alcami Corp. (‘Alcami’)
Vliesvenweg 1
6002NM Weert, Netherlands
Contact - Bernd Vergouwen

Enzyme Works, Inc. (‘Enzyme Works’)
603 Gangcheng Road,
Zhangjiagang,
Jiangsu,
China 215600
Contact - Lily Gao

Chiral Quest (Suzhou) Co.,Ltd. (‘ChiralQuest’)
9th Floor, B1 Biobay,
Suzhou Industrial Park,
Jiangsu,
China, 215123
Contact – Ian Lennon

Concord Biotech Ltd (‘Concord Biotech’)
1482 - 1486, Trasad Road,
Dholka - 382225
Ahmedabad
Gujarat
India
Contact – Devang Bhatt